Exhibit 99.1

Tenet Reports Fourth Quarter Adjusted EBITDA of $336 Million, an Increase of 16.7%

7.3% Growth in Net Operating Revenues

2.9% Increase in Adjusted Admissions

7.5% Growth in Surgeries

DALLAS — February 26, 2013 — Tenet Healthcare Corporation (NYSE:THC) today reported Adjusted EBITDA of $336 million for the fourth quarter ended December 31, 2012, an increase of $48 million, or 16.7 percent, as compared to Adjusted EBITDA of $288 million in the fourth quarter of 2011. Net income attributable to common shareholders in the quarter was $49 million, or $0.45 per share, compared to a loss of $76 million, or $0.70 per share, in the fourth quarter of 2011, which included an after-tax loss of $74 million due to the early extinguishment of debt, or $0.68 per share. Adjusted EBITDA for the year ended December 31, 2012 was $1.203 billion, an increase of $77 million, or 6.8 percent, as compared to Adjusted EBITDA of $1.126 billion in the year ended December 31, 2011.

“The fourth quarter provided a strong finish to 2012, which became our ninth consecutive year of consistent earnings growth, with compound annual EBITDA growth of 15 percent,” said Trevor Fetter, president and chief executive officer. “Strong revenue growth and disciplined cost control were once again hallmarks of our financial performance.  Net revenues grew by 7.3 percent reflecting strong volume increases and continued pricing strength. Our volume growth was one of the strongest in the investor-owned healthcare provider sector, and we recorded our ninth consecutive quarter of positive growth in adjusted admissions. Volume growth included another strong quarter of growth in outpatient surgeries which increased by 13.9 percent. Cost control was excellent with hospital operations restraining expense growth to just 1.9 percent per adjusted admission, and Conifer Health Solutions, Tenet’s services business, reported another solid quarter contributing $31 million of Adjusted EBITDA.”

Discussion of Results   (Percentage changes compare Q4’12 to Q4’11, unless otherwise noted.)

Adjusted admissions increased 2.9 percent in the fourth quarter led by strong growth in outpatient visits of 7.3 percent.  Approximately 80 percent of the outpatient visit growth was organic. Total admissions were flat. Total emergency department visits increased 8.6 percent and emergency department admissions increased 1.7 percent. The sum of uninsured and charity admissions increased 1.1 percent.

Bad debt expense as a percent of revenues was 7.9 percent, an increase of 20 basis points compared to 7.7 percent in the fourth quarter of 2011. The increase in bad debt expense was largely the result of the increase in uninsured patient volumes. Our self-pay collection rate was 28.9 percent in the fourth quarter of 2012, a 120 basis point improvement compared to 27.7 percent in the fourth quarter of 2011.

Net operating revenues were $2.331 billion, an increase of $159 million, or 7.3 percent, compared to net operating revenues of $2.172 billion in the fourth quarter of 2011. Commercial managed care revenue increased 5.2 percent, which reflected a 7.1 percent and 7.6 percent increase in commercial managed care revenue per patient day and per outpatient visit, respectively.

Total net patient revenue per adjusted admission was $11,866, an increase of 2.8 percent. This pricing increase primarily reflects improved terms in our contracts with commercial managed care payers, as well as higher Medicare reimbursement rates that became effective on October 1, partially offset by a softer payer mix.

Selected operating expenses of our hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses excluding the Company’s Conifer services business, increased by only 1.9 percent on a per adjusted admission basis. This cost metric excludes Conifer since Conifer does not generate incremental volumes, which impacts the relationship of this aggregate cost metric to patient volumes. Supplies expense per adjusted admission declined 1.1 percent. Electronic health record incentives were $27 million in the fourth quarter of 2012 compared to $5 million in the fourth quarter of 2011 and are not a part of the definition of selected operating expenses.

Cash and cash equivalents were $364 million at December 31, 2012 compared to $83 million at September 30, 2012. The Company had no outstanding balance on its bank line at December 31, 2012. Accounts receivable days improved by two days to 53 days down from 55 days at September 30, 2012. Approximately $57 million of aggregate revenues related to the California Provider Fee program and the Texas uncompensated care 1115 waiver program were recognized in Adjusted EBITDA in 2012, but were not yet received by year end.

Outlook for Adjusted EBITDA in First Quarter and Full Year 2013

The Company confirms its previously announced Outlook for 2013 Adjusted EBITDA of $1.325 billion to $1.425 billion. The $1.375 billion mid-point of this Outlook range is slightly above the current consensus estimate. For the first quarter of 2013, the Outlook range for Adjusted EBITDA is $250 million to $290 million. This first quarter Outlook excludes any contribution related to the managed care portion of the 30 month California Provider Fee program, which is now expected to contribute $53 million to Adjusted EBITDA in our quarter ending June 30, 2013.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss the Company’s fourth quarter 2012 results on a 10:00 AM (ET) webcast on February 26, 2013. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-K report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of non-GAAP measures included in this release is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 49 hospitals, 117 outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves over 600 hospital and other clients nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Rick Black (469) 893-2647	Investors: Thomas Rice (469) 893-2522
Rick.Black@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

This document contains “forward-looking statements” — that is, statements relating to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended Dec. 31, 2012, our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements contained in this press release as a result of new information or future events or developments.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,531		$2,353		7.6%
Less: Provision for doubtful accounts	200		181		10.5%
Net operating revenues	2,331	100.0%	2,172	100.0%	7.3%
Operating expenses:
Salaries, wages and benefits	1,091	46.8%	1,014	46.7%	7.6%
Supplies	388	16.6%	381	17.5%	1.8%
Other operating expenses, net	543	23.3%	494	22.8%	9.9%
Electronic health record incentives	(27)	(1.2)%	(5)	(0.2)%	440.0%
Depreciation and amortization	116	5.0%	100	4.6%	16.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	7	0.3%	2	0.1%
Litigation and investigation costs	2	0.1%	31	1.4%
Operating income	211	9.1%	155	7.1%
Interest expense	(109)		(100)
Loss from early extinguishment of debt	(4)		(117)
Investment earnings (loss)	(1)		—
Income (loss) from continuing operations, before income taxes	97		(62)
Income tax benefit (expense)	(35)		12
Income (loss) from continuing operations, before discontinued operations	62		(50)
Discontinued operations:
Loss from operations	(9)		(1)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(6)
Litigation settlements, and investigation costs	—		(17)
Income tax benefit	1		8
Loss from discontinued operations	(8)		(16)
Net income (loss)	54		(66)
Less: Preferred stock dividends	—		6
Less: Net income attributable to noncontrolling interests
Continuing operations	5		3
Discontinued operations	—		1
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$49		$(76)
Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$57		$(60)
Loss from discontinued operations, net of tax	(8)		(16)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$49		$(76)
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.54		$(0.55)
Discontinued operations	(0.08)		(0.15)
	$0.46		$(0.70)
Diluted
Continuing operations	$0.52		$(0.55)
Discontinued operations	(0.07)		(0.15)
	$0.45		$(0.70)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	105,961		108,114
Diluted	108,960		108,114

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,
(Dollars in millions except per share amounts)	2012	%	2011	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$9,904		$9,371		5.7%
Less: Provision for doubtful accounts	785		717		9.5%
Net operating revenues	9,119	100.0%	8,654	100.0%	5.4%
Operating expenses:
Salaries, wages and benefits	4,257	46.7%	4,015	46.4%	6.0%
Supplies	1,552	17.0%	1,548	17.9%	0.3%
Other operating expenses, net	2,147	23.5%	2,020	23.4%	6.3%
Electronic health record incentives	(40)	(0.4)%	(55)	(0.6)%	(27.3)%
Depreciation and amortization	430	4.7%	398	4.6%	8.0%
Impairment of long-lived assets and goodwill, and restructuring charges, net	19	0.2%	20	0.2%
Litigation and investigation costs	5	0.1%	55	0.6%
Operating income	749	8.2%	653	7.5%
Interest expense	(412)		(375)
Loss from early extinguishment of debt	(4)		(117)
Investment earnings	1		3
Income from continuing operations, before income taxes	334		164
Income tax expense	(125)		(61)
Income from continuing operations, before discontinued operations	209		103
Discontinued operations:
Loss from operations	(2)		(18)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(100)		(6)
Litigation and investigation costs	—		(17)
Net gains on sales of facilities	1		—
Income tax benefit	25		32
Loss from discontinued operations	(76)		(9)
Net income	133		94
Less: Preferred stock dividends	11		24
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	13		11
Discontinued operations	(32)		1
Net income attributable to Tenet Healthcare Corporation common shareholders	$141		$58

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$185		$68
Loss from discontinued operations, net of tax	(44)		(10)
Net income attributable to Tenet Healthcare Corporation common shareholders	$141		$58

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$1.77		$0.58
Discontinued operations	(0.42)		(0.09)
	$1.35		$0.49
Diluted
Continuing operations	$1.70		$0.56
Discontinued operations	(0.40)		(0.08)
	$1.30		$0.48
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,200		117,182
Diluted	108,926		121,295

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$364	$113
Accounts receivable, less allowance for doubtful accounts	1,345	1,278
Inventories of supplies, at cost	153	161
Income tax receivable	7	7
Current portion of deferred income taxes	354	418
Assets held for sale	—	2
Other current assets	458	378
Total current assets	2,681	2,357
Investments and other assets	162	156
Deferred income taxes, net of current portion	342	374
Property and equipment, at cost, less accumulated depreciation and amortization	4,293	4,350
Goodwill	916	736
Other intangible assets, at cost, less accumulated amortization	650	489
Total assets	$9,044	$8,462

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$94	$66
Accounts payable	722	760
Accrued compensation and benefits	415	376
Professional and general liability reserves	64	75
Accrued interest payable	125	112
Accrued legal settlement costs	8	64
Other current liabilities	335	362
Total current liabilities	1,763	1,815
Long-term debt, net of current portion	5,158	4,294
Professional and general liability reserves	292	337
Accrued legal settlement costs	2	2
Other long-term liabilities	595	506
Total liabilities	7,810	6,954
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	16	16
Equity:
Shareholders’ equity:
Preferred stock	—	334
Common stock	7	7
Additional paid-in capital	4,471	4,427
Accumulated other comprehensive loss	(68)	(52)
Accumulated deficit	(1,288)	(1,440)
Common stock in treasury, at cost	(1,979)	(1,853)
Total shareholders’ equity	1,143	1,423
Noncontrolling interests	75	69
Total equity	1,218	1,492
Total liabilities and equity	$9,044	$8,462

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
(Dollars in millions)	2012	2011
Net income	$133	$94
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	430	398
Provision for doubtful accounts	785	717
Deferred income tax expense	92	81
Stock-based compensation expense	32	24
Impairment of long-lived assets and goodwill, and restructuring charges, net	19	20
Litigation and investigation costs	5	55
Loss from early extinguishment of debt	4	117
Amortization of debt discount and debt issuance costs	22	30
Pre-tax loss from discontinued operations	101	41
Other items, net	(12)	(13)
Changes in cash from changes in operating assets and liabilities:
Accounts receivable	(868)	(850)
Inventories and other current assets	(59)	(35)
Income taxes	(5)	(63)
Accounts payable, accrued expenses and other current liabilities	9	(32)
Other long-term liabilities	3	(5)
Payments against reserves for restructuring charges and litigation costs and settlements	(63)	(44)
Net cash used in operating activities from discontinued operations, excluding income taxes	(35)	(38)
Net cash provided by operating activities	593	497
Cash flows from investing activities:
Purchases of property and equipment—continuing operations	(506)	(467)
Purchases of property and equipment—discontinued operations	(2)	(8)
Purchases of businesses or joint venture interests	(211)	(84)
Proceeds from sales of facilities and other assets — discontinued operations	45	—
Proceeds from sales of marketable securities, long-term investments and other assets	17	59
Other items, net	(5)	(3)
Net cash used in investing activities	(662)	(503)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,773)	(365)
Proceeds from borrowings under credit facility	1,693	445
Repayments of other borrowings	(248)	(843)
Proceeds from other borrowings	1,092	900
Repurchases of preferred stock	(292)	—
Deferred debt issuance costs	(17)	(21)
Repurchases of common stock	(126)	(374)
Cash dividends on preferred stock	(14)	(24)
Distributions paid to noncontrolling interests	(15)	(10)
Other items, net	20	6
Net cash provided by (used in) financing activities	320	(286)
Net increase (decrease) in cash and cash equivalents	251	(292)
Cash and cash equivalents at beginning of period	113	405
Cash and cash equivalents at end of period	$364	$113
Supplemental disclosures:
Interest paid, net of capitalized interest	$(376)	$(347)
Proceeds from interest rate swap agreement	$—	$30
Income tax payments, net	$(13)	$(10)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended December 31,			Year Ended December 31,
admission and per visit amounts)	2012	2011	Change	2012	2011	Change

Net inpatient revenues	$1,544	$1,499	3.0%	$6,200	$6,028	2.9%
Net outpatient revenues	$821	$736	11.5%	$3,167	$2,928	8.2%

Number of acute care hospitals (at end of period)	49	49	— *	49	49	— *
Licensed beds (at end of period)	13,216	13,119	0.7%	13,216	13,119	0.7%
Average licensed beds	13,216	13,119	0.7%	13,187	13,115	0.5%
Utilization of licensed beds	47.7%	48.9%	(1.2)%*	49.1%	50.4%	(1.3)%*
Patient days	580,426	589,848	(1.6)%	2,368,916	2,413,245	(1.8)%
Adjusted patient days	915,584	902,762	1.4%	3,693,828	3,673,447	0.6%
Net inpatient revenue per patient day	$2,660	$2,541	4.7%	$2,617	$2,498	4.8%
Total admissions	125,290	125,347	—%	506,485	507,834	(0.3)%
Adjusted patient admissions	199,304	193,631	2.9%	796,874	780,026	2.2%
Net inpatient revenue per admission	$12,323	$11,959	3.0%	$12,241	$11,870	3.1%
Average length of stay (days)	4.63	4.71	(1.7)%	4.68	4.75	(1.5)%
Total surgeries	98,045	91,200	7.5%	380,955	362,286	5.2%
Outpatient visits	1,053,499	982,083	7.3%	4,167,114	3,954,016	5.4%
Net outpatient revenue per visit	$779	$749	4.0%	$760	$741	2.6%

Sources of net patient revenues
Medicare	22.4%	23.1%	(0.7)%*	23.4%	23.1%	0.3%*
Medicaid	8.3%	8.6%	(0.3)%*	8.4%	9.0%	(0.6)%*
Managed care	58.3%	58.1%	0.2%*	57.4%	57.2%	0.2%*
Indemnity, self-pay and other	11.0%	10.2%	0.8%*	10.8%	10.7%	0.1%*

*      This change is the difference between the 2012 and 2011 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2012 by Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/12	06/30/12	09/30/12	12/31/12	12/31/12

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,491	$2,455	$2,427	$2,531	$9,904
Less: Provision for doubtful accounts	189	190	206	200	785
Net operating revenues	2,302	2,265	2,221	2,331	9,119
Operating expenses:
Salaries, wages and benefits	1,062	1,054	1,050	1,091	4,257
Supplies	399	389	376	388	1,552
Other operating expenses, net	531	534	539	543	2,147
Electronic health record incentives	—	—	(13)	(27)	(40)
Depreciation and amortization	100	104	110	116	430
Impairment of long-lived assets and goodwill, and restructuring charges, net	3	3	6	7	19
Litigation and investigation costs	2	1	—	2	5
Operating income	205	180	153	211	749
Interest expense	(98)	(102)	(103)	(109)	(412)
Loss from early extinguishment of debt	—	—	—	(4)	(4)
Investment earnings	1	—	1	(1)	1
Income from continuing operations, before income taxes	108	78	51	97	334
Income tax expense	(42)	(30)	(18)	(35)	(125)
Income from continuing operations, before discontinued operations	66	48	33	62	209
Discontinued operations:
Income from operations	2	1	4	(9)	(2)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	(100)	—	—	(100)
Net gains (losses) on sales of facilities	—	2	(1)	—	1
Income tax benefit (expense)	(1)	29	(4)	1	25
Income (loss) from discontinued operations	1	(68)	(1)	(8)	(76)
Net income (loss)	67	(20)	32	54	133
Less: Preferred stock dividends	6	4	1	—	11
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	3	2	3	5	13
Discontinued operations	—	(20)	(12)	—	(32)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$40	$49	$141

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$57	$42	$30	$57	$185
Income (loss) from discontinued operations, net of tax	1	(48)	10	(8)	(44)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$58	$(6)	$40	$49	$141

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.55	$0.40	$0.29	$0.54	$1.77
Discontinued operations	0.01	(0.46)	0.09	(0.08)	(0.42)
	$0.56	$(0.06)	$0.38	$0.46	$1.35
Diluted
Continuing operations	$0.52	$0.39	$0.28	$0.52	$1.70
Discontinued operations	0.01	(0.45)	0.09	(0.07)	(0.40)
	$0.53	$(0.06)	$0.37	$0.45	$1.30
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,843	103,753	104,244	105,961	104,200
Diluted	121,218	106,927	107,311	108,960	108,926

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended				Year Ended
admission and per visit amounts)	03/31/12	06/30/12	09/30/12	12/31/12	12/31/12

Net inpatient revenues	$1,607	$1,548	$1,501	$1,544	$6,200
Net outpatient revenues	$766	$791	$789	$821	$3,167

Number of acute care hospitals (at end of period)	49	49	49	49	49
Licensed beds (at end of period)	13,175	13,176	13,216	13,216	13,216
Average licensed beds	13,138	13,176	13,216	13,216	13,187
Utilization of licensed beds	51.6%	49.2%	47.8%	47.7%	49.1%
Patient days	617,459	590,437	580,594	580,426	2,368,916
Adjusted patient days	947,116	919,895	911,233	915,584	3,693,828
Net inpatient revenue per patient day	$2,603	$2,622	$2,585	$2,660	$2,617
Total admissions	131,190	125,136	124,869	125,290	506,485
Adjusted patient admissions	202,860	196,932	197,778	199,304	796,874
Net inpatient revenue per admission	$12,249	$12,371	$12,021	$12,323	$12,241
Average length of stay (days)	4.71	4.72	4.65	4.63	4.68
Total surgeries	93,228	95,422	94,260	98,045	380,955
Outpatient visits	1,031,611	1,046,768	1,035,236	1,053,499	4,167,114
Net outpatient revenue per visit	$743	$756	$762	$779	$760

Sources of net patient revenues
Medicare	26.5%	22.7%	22.1%	22.4%	23.4%
Medicaid	7.5%	10.0%	7.7%	8.3%	8.4%
Managed care	55.9%	56.8%	58.9%	58.3%	57.4%
Indemnity, self-pay and other	10.1%	10.5%	11.3%	11.0%	10.8%

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2011 by Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,429	$2,300	$2,289	$2,353	$9,371
Less: Provision for doubtful accounts	179	168	189	181	717
Net operating revenues	2,250	2,132	2,100	2,172	8,654
Operating expenses:
Salaries, wages and benefits	1,017	982	1,002	1,014	4,015
Supplies	396	392	379	381	1,548
Other operating expenses, net	491	508	527	494	2,020
Electronic health record incentives	(25)	(25)	—	(5)	(55)
Depreciation and amortization	98	100	100	100	398
Impairment of long-lived assets and goodwill, and restructuring charges, net	8	2	8	2	20
Litigation and investigation costs	11	8	5	31	55
Operating income	254	165	79	155	653
Interest expense	(118)	(98)	(59)	(100)	(375)
Loss from early extinguishment of debt	—	—	—	(117)	(117)
Investment earnings	1	1	1	—	3
Income (loss) from continuing operations, before income taxes	137	68	21	(62)	164
Income tax benefit (expense)	(50)	(19)	(4)	12	(61)
Income (loss) from continuing operations, before discontinued operations	87	49	17	(50)	103
Discontinued operations:
Loss from operations	(10)	(5)	(2)	(1)	(18)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—	—	—	(6)	(6)
Litigation settlements, and investigation costs	—	—	—	(17)	(17)
Income tax benefit	5	19	—	8	32
Income (loss) from discontinued operations	(5)	14	(2)	(16)	(9)
Net income (loss)	82	63	15	(66)	94
Less: Preferred stock dividends	6	6	6	6	24
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	2	3	3	3	11
Discontinued operations	1	(1)	—	1	1
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$80	$40	$8	$(60)	$68
Income (loss) from discontinued operations, net of tax	(7)	15	(2)	(16)	(10)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$73	$55	$6	$(76)	$58

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.66	$0.33	$0.07	$(0.55)	$0.58
Discontinued operations	(0.06)	0.12	(0.02)	(0.15)	(0.09)
	$0.60	$0.45	$0.05	$(0.70)	$0.49
Diluted
Continuing operations	$0.61	$0.32	$0.07	$(0.55)	$0.56
Discontinued operations	(0.05)	0.12	(0.02)	(0.15)	(0.08)
	$0.56	$0.44	$0.05	$(0.70)	$0.48
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	121,726	121,699	117,188	108,114	117,182
Diluted	141,295	125,937	120,908	108,114	121,295

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended				Year Ended
admission and per visit amounts)	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11

Net inpatient revenues	$1,619	$1,466	$1,444	$1,499	$6,028
Net outpatient revenues	$720	$738	$734	$736	$2,928

Number of acute care hospitals (at end of period)	49	49	49	49	49
Licensed beds (at end of period)	13,123	13,086	13,119	13,119	13,119
Average licensed beds	13,123	13,111	13,106	13,119	13,115
Utilization of licensed beds	53.8%	50.0%	49.1%	48.9%	50.4%
Patient days	635,463	595,986	591,948	589,848	2,413,245
Adjusted patient days	948,356	912,369	909,960	902,762	3,673,447
Net inpatient revenue per patient day	$2,548	$2,460	$2,439	$2,541	$2,498
Total admissions	131,437	125,592	125,458	125,347	507,834
Adjusted patient admissions	197,459	193,971	194,965	193,631	780,026
Net inpatient revenue per admission	$12,318	$11,673	$11,510	$11,959	$11,870
Average length of stay (days)	4.83	4.75	4.72	4.71	4.75
Total surgeries	87,507	91,005	92,574	91,200	362,286
Outpatient visits	990,411	994,204	987,318	982,083	3,954,016
Net outpatient revenue per visit	$727	$742	$743	$749	$741

Sources of net patient revenue
Medicare	23.2%	23.5%	22.5%	23.1%	23.1%
Medicaid	11.5%	7.5%	8.0%	8.6%	9.0%
Managed care	54.6%	58.2%	58.2%	58.1%	57.2%
Indemnity, self-pay and other	10.7%	10.8%	11.3%	10.2%	10.7%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Hospital Operations and other	$8,788	$8,389
Conifer	219	73
Total	$9,007	$8,462

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Capital expenditures:
Hospital Operations and other	$143	$172	$495	$461
Conifer	5	5	13	14
Total	$148	$177	$508	$475

Net operating revenues:
Hospital Operations and other	$2,277	$2,150	$9,002	$8,575
Conifer
Tenet	97	69	371	261
Other customers	54	22	117	79
	2,428	2,241	9,490	8,915
Intercompany eliminations	(97)	(69)	(371)	(261)
Total	$2,331	$2,172	$9,119	$8,654

Adjusted EBITDA:
Hospital Operations and other	$305	$271	$1,098	$1,083
Conifer	31	17	105	43
Total	$336	$288	$1,203	$1,126

Depreciation and amortization:
Hospital Operations and other	$113	$97	$420	$389
Conifer	3	3	10	9
Total	$116	$100	$430	$398

Adjusted EBITDA	$336	$288	$1,203	$1,126
Depreciation and amortization	(116)	(100)	(430)	(398)
Interest expense	(109)	(100)	(412)	(375)
Loss from early extinguishment of debt	(4)	(117)	(4)	(117)
Litigation and investigation costs	(2)	(31)	(5)	(55)
Impairments of long-lived assets	(7)	(2)	(19)	(20)
Investment earnings (loss)	(1)	—	1	3
Income before income taxes	$97	$(62)	$334	$164

Due to the fact that Conifer’s revenues from providing services to Tenet’s hospitals were based on estimated third-party billing terms in 2012 but not in 2011, the following supplemental table presents 2012 Adjusted EBITDA on a comparable basis to the prior year’s presentation.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Adjusted supplemental EBITDA:
Hospital Operations and other	$327	$271	$1,167	$1,083
Conifer	9	17	36	43
Total	$336	$288	$1,203	$1,126

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) cumulative effect of changes in accounting principle, net of tax, (2) net income attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax (expense) benefit, (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and twelve months ended December 31, 2012 and 2011.

(2) Adjusted Free Cash Flow

Adjusted Free Cash Flow, a non-GAAP term, is defined by the Company as cash provided by (used in) operating activities less payments against reserves for restructuring charges and litigation costs, operating cashflows from discontinued operations, capital expenditures in continuing operations, and new hospital construction expenditures. The Company believes the use of Adjusted Free Cash Flow is meaningful as the use of this financial measure provides the Company and the users of its financial statements with supplemental information about the impact on the Company’s cash flows from the items specified above. The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its cash flows, some of which are recurring. The Company uses this information in its analysis of its cash flows excluding items that it does not consider relevant to the liquidity of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs.  Adjusted Free Cash Flow is a measure of liquidity that management uses in its business as an alternative to net cash provided by (used in) operating activities. Because Adjusted Free Cash Flow excludes many items that are included in our financial statements, it does not provide a complete measure of our liquidity.  Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance or liquidity. The reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP term, to Adjusted Free Cash Flow is set forth in the second table below for the three and twelve months ended December 31, 2012 and 2011.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2012	2011	2012	2011
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$49	$(76)	$141	$58
Less: Net (income) loss attributable to noncontrolling interests	(5)	(4)	19	(12)
Preferred stock dividends	—	(6)	(11)	(24)
Loss from discontinued operations, net of tax	(8)	(16)	(76)	(9)
Income (loss) from continuing operations	62	(50)	209	103
Income tax (benefit) expense	(35)	12	(125)	(61)
Investment earnings (loss)	(1)	0	1	3
Loss from early extinguishment of debt	(4)	(117)	(4)	(117)
Interest expense	(109)	(100)	(412)	(375)
Operating income	211	155	749	653
Litigation and investigation costs	(2)	(31)	(5)	(55)
Impairment of long-lived assets and goodwill, and restructuring charges, net	(7)	(2)	(19)	(20)
Depreciation and amortization	(116)	(100)	(430)	(398)
Adjusted EBITDA	$336	$288	$1,203	$1,126

Net operating revenues	$2,331	$2,172	$9,119	$8,654

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	14.4%	13.3%	13.2%	13.0%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2012	2011	2012	2011
Net cash provided by operating activities	$256	$173	$593	$497
Less: Payments against reserves for restructuring charges and litigation costs	(7)	(17)	(63)	(44)
Net cash used in operating activities from discontinued operations	(16)	(4)	(35)	(38)
Adjusted net cash provided by operating activities — continuing operations	279	194	691	579
Purchases of property and equipment — continuing operations	(148)	(173)	(506)	(467)
Adjusted free cash flow — continuing operations	$131	$21	$185	$112

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$118	$234
Less:
Net (income) loss attributable to noncontrolling interests	(25)	(15)
Loss from discontinued operations, net of tax	(5)	0
Income from continuing operations	$148	$249
Income tax expense (a)	(87)	(146)
Income from continuing operations, before income taxes	$235	$395
Interest expense, net	(415)	(395)
Loss from early extinguishment of debt	(185)	(175)
Operating income	$835	$965
Depreciation and amortization	(490)	(460)
Adjusted EBITDA	$1,325	$1,425

Net operating revenues	$9,800	$10,100

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	13.5%	14.1%

(a) Uses tax rate of 37% excluding unusual adjustments

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions except per share amounts)	Low	High
Adjusted EBITDA (from Table #3)	$1,325	$1,425
Depreciation and amortization	(490)	(460)
Interest expense, net	(415)	(395)
Normalized income from continuing operations before income taxes	$420	$570
Income tax expense (a)	(155)	(211)
Normalized income from continuing operations	$265	$359
Net (income) loss attributable to noncontrolling interests	(25)	(15)
Normalized net income attributable to common shareholders	$240	$344

Fully Diluted weighted average share outstanding (in millions)	104	104

Normalized fully diluted earnings per share — continuing operations	$2.31	$3.31

(a) Uses tax rate of 37% excluding unusual adjustments

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table 5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net cash provided by operating activities	$725	$845
Less:
Payments against reserves for restructuring charges and litigation costs	(20)	(10)
Net cash used in operating activities from discontinued operations	(30)	(20)
Adjusted net cash provided by operating activities — continuing operations	$775	$875
Purchases of property and equipment — continuing operations	(600)	(550)
Adjusted free cash flow — continuing operations	$175	$325